                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                                December 18, 2003

                                 ASTRO-MED, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER 0-13200

         RHODE ISLAND                        05-0318215
        (STATE  OR OTHER JURISDICTION OF     (IRS EMPLOYER IDENTIFICATION
        INCORPORATION OR ORGANIZATION)       NUMBER)

                600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (401-828-4000)
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 9.  Regulation FD Disclosure.

On December 17, 2003, Albert W. Ondis,  Chief Executive  Officer,  of Astro-Med,
Inc. (ALOT) posted the following  remarks  regarding the Company's current stock price and the  recently  issued  Provident  Equity  Research  Report on  Yahoo's message board.

"The current  stock price decline is certainly on my mind and I have had lots of phone calls about it. I must say  emphatically  here that I have no idea why the price has dropped. There is no negative news.

" Some people say the decline is due to the move by institutions  from small cap issues to large cap.  Others say the decline is because we are too  conservative to provide EPS and revenue  guidance.  Others say it is because the float is too small and we should split the stock. Still others say it is because officers are selling thereby demonstrating a lack of confidence.

"Let me  address  some of these.  Firstly,  the  officers  who have  sold  stock continue to own substantial  amounts of stock. They are all hard working,  fully committed people who believe,  as I do, that Astro-Med is a growth company which one day will be a large and important company. Incidentally, the stock they sold
(through the execution of options) had the effect of increasing the float.

"Secondly,  although  it is our current  policy not to provide  guidance we have been  saying at our  teleconferences  that we believe the  earnings  and revenue trends of the past few quarters will continue.

"Our strategy has been simply to perform, not proclaim. Perhaps in the future we will change this policy.  Meanwhile, I suggest that interested people review the recent research report issued by Provident Research (www.providentresearch.com).
The  conclusions are those of the author,  but we have no serious  argument with them.

Wishing all a healthy and prosperous Holiday Season, I am:

Albert W. Ondis
CEO
Astro-Med, Inc (ALOT)"

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrants  have duly caused  this  report to be signed on their  behalf by the undersigned thereunto duly authorized.

DATE: December 18, 2003                  ASTRO-MED, INC.

                                         By:  /s/ Joseph P. O'Connell
                                             --------------------------
                                             Vice President, Treasurer and
                                             Chief Financial Officer